Exhibit 99.1

Ready Capital Corporation Announces Change to a Virtual-Only Format for 2020 Annual Meeting of Stockholders

NEW YORK, NY –  June 24, 2020 – Ready Capital Corporation (NYSE: RC) (“Ready Capital” or the “Company”) today announced that, due to the public health and safety concerns related to the COVID-19 pandemic, and in order to support the health and well-being of its stockholders and other meeting participants, the location of its annual meeting (the “Annual Meeting”) has been changed to a virtual-only format. There is no change to the items of business to be addressed at the meeting, which are described in the original proxy materials previously distributed on or about May 14, 2020.

The Annual Meeting will be held on Wednesday, July 15, 2020 at 10:00 a.m., Eastern Time, the same date and time as originally scheduled and communicated. Online access to the Annual Meeting will begin at 9:00 a.m. Eastern Time. The Annual Meeting will be presented in audio-only format and stockholders will not be able to attend the Annual Meeting in person.

Only stockholders of record and beneficial owners (who have registered as described below) as of the close of business on May 11, 2020 will be allowed to vote and ask questions during the Annual Meeting.

Instructions to Attend the Annual Meeting

Record Holders: If you were a stockholder of record as of the close of business on May 11, 2020 (i.e., you held your shares in your own name as reflected in the records of our transfer agent, American Stock Transfer & Trust Company (“AST”)), you can attend the Annual Meeting by accessing https://web.lumiagm.com/222056299 and entering (i) the 11-digit control number on the proxy card previously sent to you by AST and (ii) the meeting password “ready2020”. Please note the meeting password is case sensitive. Once you have completed these steps, select the “login” button, which will take you to the Annual Meeting page where you can vote, submit written questions and listen to the meeting (referred to in this release as the “Meeting Page”). If you are a stockholder of record and you have misplaced your 11-digit control number, please call AST at 1 (800) 937-5449.

Beneficial Owners: If you were a beneficial owner as of the close of business on May 11, 2020 (i.e., you hold your shares in “street name” through an intermediary, such as a bank, broker or other nominee), you must register in advance in order to attend the Annual Meeting. To register, please obtain a legal proxy from the bank, broker or other nominee that is the record holder of your shares and then submit the legal proxy, along with your name and email address, to AST to receive an 11-digit control number that may be used to access the Annual Meeting site provided above. Any control number that was previously provided with your proxy materials, likely a 16-digit number, will not provide access to the Annual Meeting site. Requests for registration and submission of legal proxies should be labeled as “Legal Proxy” and must be received by AST no later than 5 p.m., ET, on July 8, 2020. All such requests should be submitted (1) by email to proxy@astfinancial.com, (2) by facsimile to (718) 765-8730, or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Obtaining a legal proxy may take several days and stockholders are advised to register as far in advance as possible. Once you have obtained your 11-digit control number from AST, please follow the steps set forth above for “Record Holders” to attend the Annual Meeting.

Record holders and beneficial owners should call AST at 1 (800) 937-5449 with any questions about attending the Annual Meeting. If you encounter any technical difficulty accessing the Annual Meeting, please visit https://go.lumiglobal.com/faq for assistance.

Asking Questions

If you are attending the Annual Meeting as a stockholder of record or beneficial owner who has registered for the meeting, questions can be submitted through the Meeting Page.

Voting Shares

If you are attending the Annual Meeting as a stockholder of record or beneficial owner who has registered for the meeting, you can vote during the meeting by clicking the link “Proxy Voting Site” on the Meeting Page and following the prompts.

Whether you plan to attend the virtual Annual Meeting, we urge you to vote in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

The proxy materials previously distributed, including the proxy card sent to record holders and the notice regarding the availability of proxy materials sent to beneficial owners, will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

About Ready Capital Corporation

Ready Capital Corporation (NYSE: RC) is a multi-strategy real estate finance company that originates, acquires, finances and services small to medium balance commercial loans. Ready Capital specializes in loans backed by commercial real estate, including agency multifamily, investor and bridge as well as SBA 7(a) business loans. Headquartered in New York, New York, Ready Capital employs lending professionals nationwide. The company is externally managed and advised by Waterfall Asset Management, LLC.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may,” “potential”“ or the negative of those terms or other comparable terminology are intended to identify forward-looking statements.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions, many of which are beyond the control of the Company, including, without limitation, the risk factors and other matters described in the Company's filings with the Securities and Exchange Commission ("SEC"), including the Company’s most recent Annual Report on Form 10‑K and Quarterly Reports on Form 10-Q, copies of which are available on the SEC's website, www.sec.gov.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts:

Investor Relations

Ready Capital Corporation

212-257-4666

InvestorRelations@readycapital.com

Source: Ready Capital Corporation